Exhibit 10.7

AMENDMENT TO SECURED PROMISSORY NOTE AGREEMENT

THIS AMENDMENT TO SECURED PROMISSORY NOTE AGREEMENT (the “Amendment”) is made effective as of March 31, 2022 (the “Effective Date”) by and between Spine Injury Solutions, Inc., a Delaware corporation (“SPIN”), Peter Dalrymple (“Dalrymple”) and Quad Video Halo, Inc., a Texas corporation (“Quad”). The Company, Dalrymple and Quad may collectively be referred to as the “Parties” and individually as a “Party”.

BACKGROUND

A. SPIN and Dalrymple are the parties to that certain Secured Promissory Note dated August 31, 2020 as amended on October 29, 2021 (collectively, the “Note”);

B. SPIN, Bitech Mining Corporation (the “Acquired Company”), each of the shareholders of the Acquired Company who executed a joinder to the Share Exchange Agreement (each, a “Seller” and collectively, the “Sellers”), and Benjamin Tran, solely in his capacity as Sellers’ Representative (“Sellers’ Representative”) entered into a Share Exchange Agreement dated March 31, 2022 (the “SEA”);

C. SPIN, Quad Video Halo, Inc. and Dalrymple are parties to a Management Services Agreement dated as of the Effective Date (the “Management Services Agreement”); and

D. The parties desire to amend certain parts of the Note as provided for in the SEA and as set forth below.

NOW, THEREFORE, in consideration of the execution and delivery of the SEA and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. New Debtor. As of the Effective Date, the Note is hereby amended such that Quad shall replace SPIN as the Debtor for all purposes in the Note and all references to the term Borrower, Debtor or Company shall refer only to Quad.

2. Amount Outstanding. The amount outstanding under the Note reflecting principal and accrued interest as of the Effective Date is $:95,000.

3. Maturity Date. The Maturity Date is hereby amended to be 90 days after the Effective Date.

4. Note Offset Rights. Any obligations of (i) SPIN that become due and owing to the Acquired Company or the Sellers under Section 4.07(c) of the SEA or (ii) that become due and owing under Section 6.12 of the Management Services Agreement may be offset against any amounts owed by SPIN or Quad under the Dalrymple Note.

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5. Non-Recourse. Dalrymple agrees that all claims or causes of action (whether in contract or in tort, in law or in equity) that may be based upon, arise out of or relate to the Note, or the negotiation, execution or performance of the Note (including any representation or warranty made in or in connection with the Note or as an inducement to enter into the Note or this Amendment), may be made only against Quad, and SPIN who is not a party to the Note as of the Effective Date, including without limitation any past, present or future director, officer, employee, incorporator, member, manager, partner, equityholder, affiliate, agent, attorney or representative of SPIN (“SPIN Parties”), shall have no liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of the SPIN Parties) for any obligations or liabilities arising under, in connection with or related to the Note or for any claim based on, in respect of, or by reason of the Note or its negotiation or execution, and Dalrymple waives and releases all such liabilities, claims and obligations against any such SPIN Parties. The SPIN Parties are expressly intended as third-party beneficiaries of this Amendment.

6. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Note. All initial capitalized terms used in this Amendment shall have the same meaning as set forth in the Note unless otherwise provided. Except as specifically modified hereby, all of the provisions of the Note which are not in conflict with the terms of this Amendment shall remain in full force and effect.

(Signature page follows.)

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

Spine Injury Solutions, Inc.

By:	/s/ William F. Donovan	/s/ Peter Dalrymple
	William F. Donovan,	Peter Dalrymple
President and Chief Executive Officer

Quad Video Halo, Inc.

By:	/s/ William F. Donovan

Print Name:	William F. Donovan

Title:	Chief Executive Officer

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